EXHIBIT NO. 99

For Immediate Release

February 28, 2003

Assisted Living Concepts, Inc.

Announces Improved Fourth Quarter 2002 Financial Results

PORTLAND, OREGON, February 28, 2003 — Assisted Living Concepts, Inc. (OTB.BB: ASLC), a national provider of assisted living services, today announced financial results for the quarter and year ended December 31, 2002.

OPERATING AND FINANCIAL RESULTS

For the quarter ended December 31, 2002 the Company reported a net profit of $225,000, or $0.03 per basic and diluted share as compared to a net loss of $47.7 million, or $(2.78) per basic and diluted share, for the quarter ended December 31, 2001. Prior to charges for debt restructure and reorganization costs, fresh-start adjustment in 2001, discontinued operations, and an extraordinary gain in 2001, the Company’s loss for the quarter ended December 31, 2002 was $14,000, compared to a loss of $3.6 million for the quarter ended December 31, 2001.

Revenue increased $2.3 million to $37.9 million, for the three months ended December 31, 2002 from the comparable period of 2001. All figures are based on same store operations for the Company’s 167 residences, and do not include results for five residences sold on September 30, 2002, and eleven residences held for sale on December 31, 2002.

“Our fourth quarter results reflect continued improvement from operations. We look forward to making additional progress throughout 2003” said Steven L. Vick, President and Chief Executive Officer. “Initiatives to increase occupancy and revenue continue to be a focus. At the same time we are seeing positive results from our quality programs including delivery of care and services and quality of life programs for our residents.”

FISCAL 2002 RESULTS

For the full year ended December 31, 2002 the Company incurred a net loss of $4.4 million, or $(0.68) per basic and diluted share as compared to a net loss of $63.9 million, or $(3.73) per basic and diluted share, for the year ended December 31, 2001. The Company expects to file its form 10-K with the SEC on or before March 31, 2003.

PENDING ASSET SALES

In furtherance of its goal of reducing debt and leverage, the Company has entered into a purchase and sale agreement with a regional operator for all nine of its facilities in South Carolina. Six of the facilities are owned and pledged as collateral to the Senior and Junior Notes; three of the facilities are leased from a national REIT. All of the net proceeds of the sale will be used to redeem a portion of the Senior Notes. Closing is expected to occur in the second quarter of 2003. “This sale will complete our strategic realignment and exit from the southeast part of the country,” said Mr. Vick. “By completing this transaction we will be able to further reduce overhead and focus on those regions where we’ve made a long term commitment to operate”. Mr. Vick continued, “Any additional sales will be selective based on local market conditions and performance.”

The company’s annual meeting is scheduled to be held in Dallas, Texas on May 8, 2003.

Assisted Living Concepts, Inc. owns, leases and operates 178 assisted living residences with 6,883 units for older adults who need help with the activities of daily living, such as eating, bathing, dressing and medication management. In addition to housing, the Company provides personal care, support services, and nursing services according to the individual needs of its residents, as permitted by state law. This combination of housing and services provides a home-like setting and cost efficient alternative that encourages independence for individuals who do not require the broader array of medical and health services provided by skilled nursing facilities. The Company currently has operations in Oregon, Washington, Idaho, Nebraska, Iowa, Arizona, Texas, New Jersey, Ohio, Pennsylvania, Indiana, Louisiana, Michigan and South Carolina.

As previously announced, effective December 31, 2001, the Company adopted the principles of fresh-start reporting as a result of its emergence from bankruptcy. The adoption of fresh-start reporting materially changed the amounts previously recorded in the Company’s consolidated financial statements. Accordingly, operating results and cash flows for the quarter ended December 31, 2002 are generally not comparable to the Company’s reported financial data for periods prior to December 31, 2001. As used in this release, the term “Predecessor Company” refers to the Company and its operations for periods prior to the adoption of fresh-start reporting, while the term “Successor Company” is used to describe the Company and its operations for the periods thereafter.

Contact Information:

Steven L. Vick, President and Chief Executive Officer
(214) 424-4001
svick@alcco.com

Matthew Patrick, Senior Vice President, Chief Financial Officer and Treasurer
(214) 424-4002
mpatrick@alcco.com

Web address: www.assistedlivingconcepts.com

This press release and statements made by or on behalf of Assisted Living Concepts, Inc. relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements, including without limitation, statements containing the words “will,” “believes,” “anticipates,” “estimates,” “intends,” “expects,” “should,” “could,” and words of similar import, are forward looking statements. These forward-looking statements may be affected by risks and uncertainties, including without limitation (i) our ability to control costs and improve operating margins, (ii) our ability to increase occupancy, (iii) our ability to increase our revenue at a pace which exceeds expense inflation, (iv) our ability to operate our residences in compliance with evolving regulatory requirements, and (v) the degree to which our future operating results and financial condition may be affected by a reduction in Medicaid reimbursement rates. In light of such risks and uncertainties, our actual results could differ materially from such forward-looking statements. Except as may be required by law, we do not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

ASSISTED LIVING CONCEPTS, INC.

Consolidated Statement of Operations Data (in thousands, except per share amounts

	Predecessor	Successor	Predecessor	Successor
	Company	Company	Company	Company

	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2001	2002	2001	2002

Revenue	$35,576	$37,890	$139,771	$146,269
Operating expenses:
Residence operating expenses	24,927	25,778	94,689	100,351
Corporate general and administrative	3,875	4,067	17,119	18,140
Building rentals	3,374	2,961	15,234	11,823
Depreciation and amortization	2,395	1,633	9,212	6,369

Total operating expenses	34,571	34,439	136,254	136,683

Operating income	1,005	3,451	3,517	9,586

Other income (expense):
Interest expense	(4,855)	(3,547)	(19,465)	(14,148)
Interest income	270	54	650	213
Other income (expense), net	(3)	28	(58)	64

Total other expense, net	(4,588)	(3,465)	(18,873)	(13,871)

Loss before debt restructure and reorganization costs, and fresh start adjustments	(3,583)	(14)	(15,356)	(4,285)
Debt restructure and reorganization costs	(4,409)	(28)	(8,581)	(708)
Fresh start adjustments	(119,320)	—	(119,320)	—

Loss from continuing operations	(127,312)	(42)	(143,257)	(4,993)
Income (loss) from discontinued operations	48	267	(149)	579

Income (loss) before extraordinary item	(127,264)	225	(143,406)	(4,414)
Extraordinary item – Gain on reorganization	79,520	—	79,520	—

Net income (loss)	$(47,744)	$225	$(63,886)	$(4,414)

Basic and diluted loss per share from continuing operations	$(7.43)	$(0.01)	$(8.37)	$(0.77)
Basic and diluted income (loss) per share from discontinued operations	0.00	00.4	(0.01)	0.09

Basic and diluted income (loss) per share before extraordinary item	(7.43)	0.03	(8.38)	(0.68)
Extraordinary item	4.65	—	4.65	—

Basic and diluted net income (loss) per share	$(2.78)	$0.03	$(3.73)	$(0.68)

Basic and diluted weighted average shares outstanding	17,121	6,500	17,121	6,500

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